Exhibit 10.15
WAREHOUSE LEASE
     THIS WAREHOUSE LEASE (“Lease”), dated August 25, 2006, is made between PIZZA INN, INC., a Missouri corporation (“Landlord”) and THE SYGMA NETWORK, INC., a Delaware corporation (“Tenant”).
     In consideration of the mutual covenants contained in this Lease, Landlord and Tenant agree as follows:
1. DEFINED TERMS; EXHIBITS; AND PREMISES.
     1.01. Defined Terms.

Commencement Date:	November 1, 2006

Expiration Date:	September 30, 2009

Landlord’s Address:	Pizza Inn, Inc.
3551 Plano Parkway
The Colony, Texas 75056
Attention: Mr. Darrell G. Smith
Vice President of Development
Telephone No. 469.384.5101
Facsimile No. 469.384.5060
     Monthly Base Rent or Base Rent:

Base Rent (PSF)	Monthly Base Rent	Annual Base Rent

$8.00	$68,000	$816,000
     Permitted Uses: Warehouse and distribution facility, with related offices

Premises:	The warehouse building consisting of approximately 102,000 square feet, which is situated on that certain tract of real property described on Exhibit A attached hereto and made a part hereof for all purposes.
     Premises Address: 3551 Plano Parkway, The Colony, Texas 75056

Security Deposit:	NONE

Tenant’s Address:	The Sygma Network, Inc.
5550 Blazer Parkway, Suite 300
Dublin, Ohio 43017
Attention: Mr. Ron Winters
Vice President, Distribution Services
Telephone: 614-734-2254
Facsimile: 614-734-2575
     Term: The period between the Commencement Date and the Expiration Date.
     The foregoing provisions constitute the defined terms (“Defined Terms”). Each reference in this Lease to

Article 1.01 or the Defined Terms shall be construed to incorporate the applicable Defined Terms in this Article 1.01.
     1.02. Exhibits. The Exhibits listed below are attached to this Lease after the signatures and by reference thereto are incorporated herein:
              Exhibit A Premises
     1.03. Premises. Landlord leases the Premises to Tenant, subject to the provisions of this Lease. Except as otherwise expressly provided in this Lease, upon Tenant’s commencing occupancy of the Premises, Tenant shall be deemed to have accepted the same in their condition existing as of the date of such commencement of occupancy and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the use, occupancy or possession of the Premises. Tenant acknowledges that the only warranties and representations Landlord has made in connection with the physical condition of the Premises or Tenant’s use of the same upon which Tenant has relied directly or indirectly for any purpose, if any, are those expressly provided in this Lease.
     TENANT ACKNOWLEDGES THAT IT HAS (OR WILL HAVE BY SEPTEMBER 15, 2006) FULLY INSPECTED AND ACCEPTS THE PREMISES IN THEIR PRESENT CONDITION, AND TENANT WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH LANDLORD THAT TENANT IS LEASING THE PREMISES IN AN “AS IS, WHERE IS” PHYSICAL CONDITION “WITH ALL FAULTS” AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTY, REPRESENTATION OR GUARANTY, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER FROM OR ON BEHALF OF THE LANDLORD, EXCEPT AS EXPRESSLY PROVIDED IN THIS LEASE.
     Tenant shall perform an inspection of the Premises and its appurtenant systems and fixtures prior to September 15, 2006, and shall provide Landlord with written notice of any reasonable and material objection that it has regarding such physical condition of the Premises and its appurtenant systems and fixtures (giving due consideration towards the age of the Premises, and ordinary wear and tear thereto; provided that such consideration shall not prevent Tenant from making an objection with respect to the Premises and its appurtenant systems and fixtures, or any portion thereof, that is not in reasonably good and safe operating condition and repair) discovered during its inspection on or before such date. If Landlord cannot or will not cure any or all of Tenant’s objections, Landlord shall provide Tenant with written notice of such intention within three (3) business days of Tenant’s notice; otherwise, Landlord shall be deemed to have elected to cure Tenant’s objection to Tenant’s reasonable satisfaction. In the event that Landlord elects not to give or fails to give such notice and further fails to cure Tenant’s objections, to Tenant’s reasonable satisfaction, or if Seller gives such notice, then Tenant may, at its option, either (i) terminate this Lease by written notice thereof to Landlord prior to the Commencement Date, whereupon neither party shall have any further obligation to the other under this Lease, or (ii) proceed to the Commencement Date, in which event there shall be no abatement in rent or other terms (except as may be mutually agreed by the parties). In the event that Tenant does not exercise the option described in (i) above within five (5) business days of any notice by Landlord that it cannot or will not cure an objection, then Tenant shall be conclusively deemed to have elected option (ii) above.
     Landlord retains risk of loss to the Premises prior to the Commencement Date, except to the extent caused by the negligence or willful misconduct of Tenant or its employees, agents, contractors and consultants. If prior to the Commencement Date, all or any portion of the Premises is damaged or destroyed by fire or other casualty prior to the Commencement Date as a result of events or circumstances other than the negligence or willful misconduct of Tenant or its employees, agents, contractors and consultants, which damage or destruction will result in a material disruption to Tenant’s planned operations at the Premises, in Tenant’s reasonable judgment, then Tenant shall give prompt written notice to Landlord, and either of the parties may, at their option, terminate this Lease by written notice to the other within ten (10) days of Tenant’s notice to Landlord, whereupon neither party shall have any further obligation to the other under this Lease. In the event that neither of the parties terminate this Lease, the provisions of Article 9 shall control.
     1.04. Term. The Term shall commence upon the Commencement Date and expire on the Expiration Date specified in Article 1.01. The Term is subject to earlier termination as provided herein.
     1.05. Holdover. In the event that Tenant desires to extend the Term of this Lease, Tenant shall deliver written notice to Landlord not later than six (6) months prior to the expiration of the Term. Upon Landlord’s receipt of such notice, the parties shall attempt to agree on the terms for the extension of the Term. In the event of holding over by Tenant after expiration of the Term or earlier termination of this Lease without the written consent of Landlord, Tenant shall pay as Base Rental the sum of one and one-half times the scheduled Base Rent for the entire holdover period. Notwithstanding the foregoing sentence, no holding over by Tenant after the term of this Lease shall operate to extend this Lease and in the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by another lessee to whom Landlord may have leased all or any part of the Premises effective upon the termination of this Lease. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease as a lease from month to month.
     1.06. Tenant’s Access to Premises Prior to Commencement Date. Simultaneously with the execution and delivery of this Lease, the parties will execute and deliver an access agreement governing Tenant’s access to the Premises prior to the Commencement Date hereunder (the “Access Agreement”), and Landlord will provide Tenant and its representatives and agents with access to the Premises as provided in the Access Agreement.
     1.07 Transaction Documents. Pursuant to (i) that certain Distribution Service Agreement of even date herewith (the “Distribution Agreement”), Tenant and Landlord have entered into an agreement for Purchaser to be the primary approved distributor for Landlord and Landlord’s franchisees, as more particularly described therein, and (ii) that certain Agreement for the Assignment of Equipment Leases of even date herewith (the “Assignment”), Landlord has agreed to assign to Tenant, and Tenant has agreed to assume the rights of Landlord in and to, certain equipment leases, as more particularly described therein, and (iii) that certain Purchase and Sale Agreement (Owned Personal Property) of even date herewith (the “Purchase Agreement”), whereby Landlord has agreed to sell to Tenant, and Tenant has agreed to purchase, certain personal property, as more particularly described therein. The foregoing agreements are collectively referred to herein as the “Transaction Documents”. The parties acknowledge that the transactions described herein are part of a larger transaction as reflected in the Transaction Documents, and that the core transactions noted therein shall occur simultaneously (i.e. on the same date, which is anticipated to be the “Closing Date” under the Purchase Agreement, Tenant shall purchase the “Property” under the Purchase Agreement, assume the equipment leases under the Assignment, become the Tenant hereunder and begin providing distribution services to Landlord under the Distribution Agreement). As such, in the event that the Distribution Agreement is terminated prior to the Commencement Date for any reason, then this Lease shall be automatically terminated.
2. RENT
     2.01. Base Rent. The Monthly Base Rent (or Base Rent) set forth in Article 1.01 shall be payable in equal monthly installments. Tenant shall pay the Base Rent to Landlord in advance upon the first day of each calendar month of the Term, at Landlord’s address or at such other place designated by Landlord in a notice to Tenant, without any prior demand therefor and without any deduction, abatement or setoff whatsoever. If the Term shall commence or end on a day other than the first day of a calendar month, then Tenant shall pay, upon the Term Commencement Date and the first day of the last calendar month of the Term, a pro rata portion of the Monthly Base Rent, prorated on a per diem basis, with respect to the portions of this fractional calendar month included in the Term.
     2.02. Additional Rent. All charges required to be paid by Tenant hereunder, including without limitation, payments for Tax Expenses, Insurance Expenses, Tenant’s Share of Operating Expenses, and any other amounts payable hereunder, shall be considered additional rent for the purposes of this Lease (“Additional Rent”). Unless another time shall be herein expressly provided for the payment thereof, Tenant shall pay Additional Rent upon written demand by Landlord or together with the next succeeding installment of Monthly Base Rent. “Rent” shall mean Base Rent and Additional Rent. The Rent shall be absolutely net to Landlord, and Landlord shall have no obligation under this Lease except as herein specifically provided.
     Commencing on the Commencement Date and continuing throughout the remainder of the Term, Tenant shall pay to Landlord as Additional Rent, on the first day of each calendar month, an amount equal to one-twelfth (1/12) of the estimated Additional Rent incurred with respect to each calendar year in the Term of this Lease (the total amount paid by the Tenant in each Calendar Year being referred to herein as the “Expense Adjustment Amount”). The Expense Adjustment Amount for each calendar year shall be estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Additional Rent in accordance with an appropriate system of accounts and account practices consistently maintained. Following the close of each calendar year, Landlord shall cause the amount of the Expense Adjustment Amount which should have been paid by Tenant for such calendar year (the “Final Expense Amount”) to be computed on the basis of the actual Additional Rent for each Calendar Year, and Landlord shall deliver to Tenant a statement of such Final Expense Amount. If the Final Expense Amount exceeds the Expense Adjustment Amount, Tenant shall pay such deficiency within thirty (30) days after receipt of such statement. If the Expense Adjustment Amount exceeds the Final Expense Amount, then at Landlord’s option such excess shall be either credited against payments of Additional Rent next due or refunded by Landlord, provided no Event of Default exists hereunder. Delay in computation of the Final Expense Amount or any Expense Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord’s right to collect the Final Expense Amount or Expense Adjustment Amount, as the case may be. Landlord will provide Tenant with such supporting documentation regarding the Additional Rent as Tenant may reasonably request.
     Notwithstanding the foregoing or anything herein to the contrary, in the event that any cost, expense, liability or obligation included in Tenant’s obligation for Additional Rent is of the nature of capital improvements then Tenant shall pay to Landlord a monthly “Capital Improvement Amortization Charge” (as defined herein) to cover such cost, expense, liability or obligation, which Capital Improvement Amortization Charge shall be due and payable together with each monthly installment of Base Rent hereunder. The monthly Capital Improvement Amortization Charge shall be equal to the aggregate dollar value of the cost, expense, liability or obligation, divided by the useful life in months of the item(s) which are being funded or purchased therewith, as mutually agreed by the parties or, if the parties are unable to agree, as determined by Internal Revenue Service depreciation guidelines.
     2.03. Late Payment. Tenant hereby acknowledges and agrees that any payment of Rent received by Landlord at any time after the due date thereof may cause Landlord to incur costs not contemplated by this Lease (including, without limitation, bookkeeping, personnel, processing charges, late charges and interest) and the exact amount of such costs may be impossible to ascertain. Accordingly, in the event any rental is not received when due, for any reason whatsoever, or if any rental payment is by check which is returned for insufficient funds, then in addition to the past due amount Tenant shall pay to Landlord interest on the rental then due at the maximum contractual rate which could legally be charged in the event of a loan of such rental to Tenant (but in no event to exceed 1-1/2% per month), such interest to accrue continuously on any unpaid balance due to Landlord by Tenant during the period commencing with the rental due date and terminating with the date on which Tenant makes full payment of all amounts owing to Landlord at the time of said payment. Any such late charge or interest payment shall be payable as Additional Rent under this Lease, and shall be payable immediately on demand. Should Tenant remit a partial payment for any outstanding Base Rent or Additional Rent due, Landlord shall apply said partial payment to the outstanding Base Rent or Additional Rent as Landlord deems necessary, in its sole discretion. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified.
3.           TAXES
     3.01. Tenant’s Obligations. Tenant shall pay to Landlord, as Additional Rent, the Tax Expenses. “Tax Expenses” shall include the sum of the following: all real estate taxes and other taxes relating to the Premises

(including, without limitation, all improvements, fixtures and personal property thereon), assessments, governmental charges, fees and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services or benefits and all other fees or taxes which may be levied in lieu of any of the above, which are assessed, levied, confirmed, imposed or become a lien upon the Premises, or become payable during the Term; provided, however, that any sum payable by Tenant, which would not otherwise be due until after the date of the termination of this Lease, shall be paid by Tenant to Landlord upon such termination.
     3.02. Personal Property Taxes. Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon trade fixtures, inventories and other personal property owned by Tenant and located in the Premises.
     3.03. Tax on Rents. Tenant shall pay, promptly when due as Additional Rent, any sales, use, excise or other tax imposed on the rents or other sums payable to Landlord (to the extent such tax is imposed by applicable law) and all taxes imposed upon Tenant’s business operations in the Premises; provided, that this provisions shall not require Tenant to pay or reimburse Landlord for any income taxes payable by Landlord with respect to rents or other sums payable to Landlord hereunder.
4. INSURANCE
     4.01. Tenant’s Obligations. Tenant shall pay to Landlord, as Additional Rent, the Insurance Expenses. “Insurance Expenses” shall include the cost of all premiums for insurance maintained by Landlord on or related to the Premises, including without limitation, the cost of premiums for insurance maintained under Article 4.02. The amount owed by Tenant for Insurance Expenses, as set forth in this Article 4.01, shall be prorated between Landlord and Tenant so that Tenant shall pay that proportion which the part of such period within the Term bears to the entire period.
     4.02. Property Coverage. During the Term, Landlord shall procure and maintain in full force and effect with respect to the building which is a part of the Premises (the “Building”), a policy or policies of Fire and Extended Coverage Insurance. Such insurance, at Landlord’s election, may include, but is not limited to sprinkler leakage, vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage.
     4.03. Public Liability. Tenant shall, at Tenant’s sole cost and expense, keep and maintain in full force during the Term a policy or policies of comprehensive public liability insurance, written by an insurance company approved by Landlord in the form customary to the locality insuring Tenant’s activities and those of Tenant’s employees, agents, licensees and invitees with respect to the Premises and/or Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises in the amount of Two Million and No/100 Dollars ($2,000,000.00) combined single limit, bodily injury and property damage, each occurrence; provided, however, that if at any time during the Term Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements hereof.
     4.04. Tenant’s Property and Fixtures. Tenant shall assume the risk of loss or damage to Tenant’s fixtures, equipment, inventory, goods in the care, custody or control of Tenant, and tenant improvements that Tenant has installed to the Premises.
     4.05. Insurance Certificates. All insurance required hereunder shall be in form and in responsible companies reasonably satisfactory to Landlord. Tenant shall furnish to Landlord on or before the Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, a certificate of insurance signed by an authorized agent of the insurance carrier of each policy of insurance carried by Tenant pursuant hereto. Each certificate shall expressly provide that such policies shall not be cancellable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days’ prior written notice to the parties named as insureds in this Article 4.05. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor and the holder of any fee or leasehold mortgage, shall be named as insureds under each policy of insurance maintained by Tenant pursuant to this Lease. Each policy shall be primary, irrespective of any policy in force for Landlord.
     4.06. Tenant’s Failure. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for any loss or cost resulting from said failure. This Article 4.06 shall not be deemed to be a waiver of any of Landlord’s rights and remedies under any other article of this Lease or at law or equity.
     4.07. Waiver of Subrogation. Any policy or policies of fire, extended coverage or similar casualty insurance which either party obtains in connection with the Premises or Tenant’s personal property therein, shall, to the extent the same can be obtained without undue expense, include a waiver by the insurer of all right of subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against. Neither party, nor its agents, employees or guests shall be liable to the other for loss or damage caused by any risk covered by such insurance, provided such policies shall be obtainable.
     4.08. Indemnification of Landlord. TENANT INDEMNIFIES AND HOLDS LANDLORD AND THE PREMISES HARMLESS FROM AND AGAINST: (A) ANY AND ALL LIABILITIES, PENALTIES, LOSSES, DAMAGES, COSTS AND EXPENSES, DEMANDS, CAUSES OF ACTION, CLAIMS OR JUDGMENTS ARISING FROM OR GROWING OUT OF ANY INJURY TO ANY PERSON OR PERSONS OR ANY DAMAGE TO ANY PROPERTY AS A RESULT OF ANY ACCIDENT OR OTHER OCCURRENCE DURING THE TERM OCCASIONED IN ANY WAY AS A RESULT OF TENANT’S OR TENANT’S OFFICERS’, EMPLOYEES’, AGENTS’, SERVANTS’, SUBTENANTS’, CONCESSIONAIRES’, LICENSEES’, CONTRACTORS’, OR INVITEES’ USE, MAINTENANCE, OCCUPATION OR OPERATION OF THE PREMISES DURING THE TERM, (B) ANY AND ALL LIABILITIES, PENALTIES, LOSSES, DAMAGES, COSTS AND EXPENSES, DEMANDS, CAUSES OF ACTION, CLAIMS OR JUDGMENTS ARISING FROM OR GROWING OUT OF ANY INJURY TO ANY PERSON OR PERSONS OR ANY DAMAGE TO ANY PROPERTY BECAUSE OF THE NEGLIGENCE OF TENANT, TENANT’S OFFICERS, EMPLOYEES, AGENTS, SERVANTS, SUBTENANTS, LICENSEES, CONTRACTORS, INVITEES OR CUSTOMERS, AND (C) ALL LEGAL COSTS AND CHARGES, INCLUDING ATTORNEYS’ FEES, INCURRED IN CONNECTION WITH SUCH MATTERS AND THE DEFENSE OF ANY ACTION ARISING OUT OF THE SAME OR IN DISCHARGING THE PREMISES ANY PART THEREOF FROM ANY AND ALL LIENS, CHARGES OR JUDGMENTS WHICH MAY ACCRUE OR BE PLACED THEREON BY REASON OF ANY ACT OR OMISSION OF TENANT OR ITS OFFICERS, EMPLOYEES OR AGENTS; PROVIDED, HOWEVER, THAT TENANT SHALL NOT BE REQUIRED TO INDEMNIFY LANDLORD FOR ANY DAMAGE OR INJURY ARISING AS THE RESULT OF LANDLORD’S NEGLIGENCE OR WILLFUL MISCONDUCT OR THAT OF LANDLORD’S AGENTS OR EMPLOYEES.
5. REPAIRS AND MAINTENANCE
     5.01. Tenant Repairs and Maintenance. Tenant shall, at Tenant’s own expense, keep, maintain, repair and replace the entirety of the interior of the Premises, including without limitation all doors, entryways, subfloors and floor coverings, all plumbing fixtures and systems, electrical wiring, ceilings, interior walls, interior surfaces of exterior walls, signs, all heating, ventilating and air conditioning systems, all loading doors, loading docks and pads, all fire sprinkler systems, all doors and locks, all skylights and other fixtures and equipment in good repair and in a clean and safe condition, casualties covered by insurance excepted to the extent of proceeds received. Tenant shall, at Tenant’s sole expense, immediately replace all broken glass, including skylights, in the Premises with glass equal to the specification and quality of the original glass. Tenant shall, at Tenant’s sole expense, repair any area damaged by

Tenant, Tenant’s agents, employees, licensees and visitors, provided that, for repairs in excess of $10,000, Tenant obtains Landlord’s prior approval with respect to the method and quality of such repair, such approval not to be unreasonably withheld. All repairs shall be completed by contractors approved by Landlord, such approval not to be unreasonably withheld. Any replacements required of Tenant shall be made with equipment and/or materials equal to the specification and quality of the original. All damage to the concrete of the parking areas resulting from Tenant’s use of forklifts or other equipment shall be repaired by Landlord at Tenant’s sole cost and expense. Tenant shall maintain the exterior of the Premises in neat and attractive condition. Tenant shall not store supplies, work in process, inventory or other materials, or waste or garbage outside the Building. Tenant shall obtain any containers or dumpsters desired by Tenant for trash, garbage or rubbish at Tenant’s expense and shall contract and pay for all trash, garbage and rubbish disposal and removal. Tenant shall maintain the areas around such trash containers and any dumpster in clean, orderly and sanitary condition.
     5.02. Landlord Repairs and Maintenance. Landlord shall, at Landlord’s expense, after written notice from Tenant, repair in a prompt and diligent manner any damage to structural portions of the Building, and the roof of the Building. In the event Landlord elects, in Landlord’s sole discretion, to replace the roof or paint the exterior walls of the Building, such replacement or painting shall be at Landlord’s sole expense. However, if such damage is caused or such replacement or painting is made necessary by an act or omission of Tenant, then Tenant shall reimburse Landlord for Landlord’s expense in performing such repairs, replacements or painting. There shall be no abatement of Rent during the performance of any work described in this Article 5.02. LANDLORD SHALL NOT BE LIABLE TO TENANT FOR INJURY OR DAMAGE THAT MAY RESULT FROM ANY DEFECT IN THE CONSTRUCTION OR CONDITION OF THE PREMISES, NOR FOR ANY DAMAGE THAT MAY RESULT FROM INTERRUPTION OF TENANT’S USE OF THE PREMISES DURING ANY REPAIRS BY LANDLORD, UNLESS CAUSED BY LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Tenant waives any right to repair at the expense of Landlord under any law, regulation, statute or ordinance, now or hereafter in effect. Landlord shall have no obligation to maintain or repair the Premises except as specifically provided by this Lease.
     5.03. Operating Expenses. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of the Operating Expenses. “Operating Expenses” shall include all expenses, unless expressly excepted in this Section 5.03, which Landlord shall pay or become obligated to pay for the administration, management, cleaning, maintenance, painting, and repair of the Premises (including without limitation, any landscaping, parking lots and other common areas related to the Premises). Operating Expenses shall not include (a) the cost of utilities relating to the Premises, whether or not such utilities are separately metered to the Premises, the costs of such utilities being fully payable by Tenant pursuant to Article 7 hereof; (b) Insurance Expenses and Tax Expenses; (c) any items not considered to be operating expenses under generally accepted accounting principles; or (d) items of maintenance and repair allocated to Landlord under Section 5.02. Any Operating Expenses attributable to a period which falls only partially within the Term shall be prorated between Landlord and Tenant so that Tenant shall pay only that proportion thereof which the part of such period within the Term bears to the entire period. Where used in this Section 5.03, “Tenant’s Share” shall mean thirty-four percent (34%), which is equal to the total number of gross acres comprising the land contained within the Premises divided by the total number of gross acres of land owned by Landlord (whether comprised within the Premises and/or otherwise adjacent to or contiguous with the Premises).
     5.04. Inspection of Premises. Landlord and Landlord’s authorized agents may enter the Premises at any reasonable time, in order to inspect the same, to inspect the performance by Tenant of the terms and conditions hereof, to affix reasonable signs and displays, to show the Premises to prospective purchasers, tenants and lenders, and for all other purposes as Landlord shall reasonably deem necessary. If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be permissible, Landlord may enter the same by master key or, in the event of an emergency, by the use of force without rendering Landlord liable therefor and without in any manner affecting Tenant’s obligations under this Lease. Neither the performance of work on the Premises by Landlord, whether done to discharge Landlord’s obligations hereunder or to prevent waste or deterioration, nor the placement in the Premises of supplies and materials necessary for such work, shall be deemed to constitute a partial or total eviction of Tenant, and neither the Rent nor any other obligation of Tenant hereunder shall abate or be reduced while any entry or work by Landlord hereunder is being performed. Landlord shall, however, use reasonable efforts in the conduct of any such work to minimize any interference with Tenant’s use of the Premises. In no case of entry shall Landlord have any liability to Tenant, and Tenant shall have no claim against Landlord hereunder. None of Landlord’s rights under this Article shall be deemed to impose upon Landlord any obligation for the inspection, maintenance or repair of the Premises not specifically imposed upon Landlord by any terms, provision or conditions of this Lease.
     5.05. Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished or services rendered at the request of Tenant and shall keep the Property free of all mechanic’s and materialmen’s liens in connection therewith. Tenant shall bond or discharge any such lien within 45 days. If Tenant fails to so bond or discharge, Landlord may, but shall not be required to, take such action as may be necessary to remove such lien; and Tenant shall pay to Landlord, as Additional Rent, any such amounts expended by Landlord within five (5) days after notice is received from Landlord of the amount expended by Landlord.
6. FIXTURES, PERSONAL PROPERTY AND ALTERATIONS
     6.01. Fixtures and Personal Property. Tenant, at Tenant’s sole expense, may install any necessary trade fixtures, equipment, machinery and furniture in the Premises, provided that such items are installed and are removable without damage to the structure of the Building. Such improvements must be submitted for Landlord’s written approval prior to installation, consent not to be unreasonably withheld, or Landlord may remove or replace such items at Tenant’s sole expense. Excepting fixtures which are bolted to or incorporated into the Premises, which fixtures shall not be removed by Tenant unless and until Landlord instructs Tenant in writing to do so (provided, that Tenant shall be permitted to remove owned racking which is bolted to the Premises), said trade fixtures, equipment and furniture shall remain Tenant’s property and shall be removed by Tenant prior to expiration of the Term or earlier termination of this Lease; provided, however, that Tenant shall not have the right to remove any such personal property of Tenant or any of Tenant’s trade fixtures at any time in which Tenant is in default under any term, condition or provision of this Lease. Upon Landlord’s prior written approval, not to be unreasonably withheld, Tenant may install temporary improvements in the interior of the Premises, provided that such temporary improvements are installed and removable without structural damage to the Building. Such temporary improvements shall remain Tenant’s property and shall be removed by Tenant on expiration of the Term or earlier termination of this Lease. Tenant shall assume the risk of damage to any of Tenant’s fixtures, unless caused by Landlord’s gross negligence or willful misconduct. Tenant shall repair, at Tenant’s sole expense, all damage caused by the installation, replacement or removal of trade fixtures, equipment, furniture or temporary improvements. If Tenant fails to remove the foregoing items on expiration of the Term or earlier termination of this Lease, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law.
     6.02. Alterations. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord, which may not be unreasonably withheld but may be conditioned upon Tenant’s removing such alterations, additions or improvements and repairing any damage caused by such removal upon the expiration of the Term or the earlier termination of this Lease
7. UTILITIES. Tenant agrees that it shall not install any equipment which will exceed or overload the capacity of any existing utility facilities and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant’s expense in accordance with plans and specifications to be approved in writing by Landlord. Tenant shall pay all bills for all utilities, including without limitation water, telephone, gas, electricity, fuel, light, heat and power, and other energy furnished to or used by Tenant on or about the Premises and all sewerage disposal or sewerage service charges for the Premises. If Tenant does not pay such charges, Landlord may pay the same, and such amount so paid shall be due and payable to Landlord by Tenant, on demand, as Additional Rent. In no event shall Landlord be liable to Tenant for an interruption or failure in the supply of any utilities to the Premises, nor shall Landlord be liable for damages from any of the fixtures, equipment or utility systems in the Building being out of repair, or for injury to persons or property caused by any defects in the water, sewer, electrical or sprinkler systems, if any, or in the heating, air conditioning, ventilating or other equipment, or for any damages arising out of the failure to furnish heating, air conditioning, ventilating, water, electricity or other utility service.
8. USE OF PREMISES
     8.01. General. The Premises shall be used only for the Permitted Uses. By commencing occupancy of the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry, subject to all applicable municipal, county, state and federal statutes, laws, ordinances, and private restrictive covenants, including zoning ordinances and regulations governing and relating to the use, occupancy and possession of the Premises (collectively “Regulations”). Tenant shall, at Tenant’s sole expense, comply with all Regulations now in force or which may hereafter be in force relating to the Premises and the use of the Premises, and Tenant shall secure any permits therefor. Furthermore, Tenant agrees, by Tenant’s entry, that Tenant has conducted an investigation of the Premises and the acceptability of the Premises for Tenant’s use, to the extent that such investigation might affect or influence Tenant’s execution of this Lease. Tenant shall not commit waste, subject the Premises to any use which would damage the Premises or raise or violate any insurance coverage required by this Lease. Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively “Hazardous Materials”). Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant. Tenant shall not cause, or allow anyone else under the control of Tenant to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord, and which consent may be revoked at any time. TENANT’S INDEMNIFICATION OF LANDLORD PURSUANT TO ARTICLE 4.08, ABOVE, SHALL EXTEND TO ALL LIABILITY, INCLUDING ALL FORESEEABLE AND UNFORESEEABLE CONSEQUENTIAL DAMAGES, DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, STORAGE, OR DISPOSAL OF HAZARDOUS MATERIALS BY TENANT INCLUDING, WITHOUT LIMITATION, THE COST OF ANY REQUIRED OR NECESSARY REPAIR, CLEANUP, OR DETOXIFICATION AND THE PREPARATION OF ANY CLOSURE OR OTHER REQUIRED PLANS, WHETHER SUCH ACTION IS REQUIRED OR NECESSARY PRIOR TO OR FOLLOWING THE TERMINATION OF THIS LEASE, TO THE FULL EXTENT THAT SUCH ACTION IS ATTRIBUTABLE, DIRECTLY OR INDIRECTLY, TO THE USE, GENERATION, STORAGE, OR DISPOSAL OF HAZARDOUS MATERIALS BY TENANT. Neither the written consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this subsection. Tenant’s obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.
     8.02. Signs. Tenant shall not install any advertisement, sign or other notice on the interior or exterior of the Premises or Building without obtaining Landlord’s specific prior written consent, subject to the following provisions. Any sign placed by Tenant on the Premises or Building shall be installed at Tenant’s sole cost and expense. All signs so permitted by Landlord shall comply with all applicable requirements of all governmental authorities, applicable recorded restrictions, and all requirements of Landlord for coordinating Tenant’s signs with the signs of other tenants in the Building. Any sign, except in the interior of the Premises, shall contain only Tenant’s name or the name of any affiliate of Tenant actually occupying the Premises and no advertising matter. Tenant shall maintain all Tenant’s signs in good and neat condition and repair throughout the Term. Tenant shall remove any such sign upon expiration of the Term or earlier termination of this Lease and shall return the Premises to their condition prior to the placement or erection of said sign.

     8.03. Parking Access. In addition to the general obligation of Tenant to comply with laws and without limitation thereof, Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking privileges appurtenant to the Premises are impaired by reason of any moratorium, initiative, referendum, statute, regulation, or other governmental decree or action which could in any manner prevent or limit any parking rights of Tenant hereunder. Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises or the Building shall be considered as Tax Expenses and shall be payable by Tenant under the provisions of Article 3 hereinabove. Tenant shall not use the Premises for the placement of dumpsters, refuse collection, outdoor storage or parking of cars and/or trucks which are not in working order. Tenant shall neither park nor allow the parking on the Premises of any recreational vehicles, satellite dishes, non-motorized vehicles or other items of equipment.
     8.04. Floor Load. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor is designed to carry and which is then allowed by law.
9. DAMAGE AND DESTRUCTION
     9.01. Determination as to Reconstruction. Tenant shall give immediate written notice to Landlord of any damage by fire or other casualty to the Premises. If all or any part of the Premises shall be damaged or destroyed by fire or other casualty, the Lease shall continue in full force and effect unless terminated as hereinafter provided, and Landlord shall repair, restore or rebuild the Premises to their condition as initially constructed by Landlord; provided, however, Landlord shall not be obligated to commence such repair or restoration or rebuilding until insurance proceeds are received by Landlord, and Landlord’s obligation hereunder shall be limited to the proceeds actually received by Landlord under any insurance policy or policies, if any, which have not been required to be applied towards the reduction of any indebtedness secured by a mortgage covering the Premises or any portion thereof.
     No damage or destruction to the Premises shall allow Tenant to surrender possession of the Premises nor affect Tenant’s liability for the payment of Rent except as may be specifically provided in this Lease.
     Notwithstanding anything to the contrary contained in this Article or elsewhere in this Lease, in the event that 50% or more of the Premises has been rendered unusable by such fire or other casualty, Landlord, at its option and in its discretion, may decline to repair the Premises and terminate this Lease upon thirty (30) days’ notice to Tenant.
     If the Premises shall be damaged or destroyed and in the event that Landlord has elected to continue this Lease, Landlord and Tenant shall commence their respective obligations under this Article as soon as is reasonably possible and prosecute the same to completion with all due diligence.
     In the event of any termination of this Lease under the provisions of this Article, this Lease shall terminate on the date such notice of termination is given.
     9.02 Reconstruction Obligations. Landlord’s obligations to repair, replace and/or rebuild the Premises shall not apply to any improvements installed by Tenant on the Premises (the same having been paid for entirely or partially by Tenant) or Tenant’s personal property.
     9.03 Rent Abatement. Rent due and payable hereunder shall be abated proportionately during any period in which, by reason of any such damage or destruction, Landlord reasonably determines that there is substantial interference with the operation of Tenant’s business in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises; PROVIDED, HOWEVER, IF THE DAMAGE IS DUE TO THE FAULT OR NEGLECT OF TENANT OR ITS EMPLOYEES, AGENTS OR INVITEES, THERE SHALL BE NO ABATEMENT OF RENT. Such abatement shall continue for the period commencing with such damage or destruction and ending with the earlier to occur of (i) the substantial completion by Landlord of the work of repair or reconstruction which Landlord is obligated or undertakes to do or (ii) total or partial resumption of business by Tenant in the Premises (provided, that if the resumption is only partial, such abatement shall continue but be reasonably adjusted to reflect the then-current condition of the Premises).
     9.04. Waiver. With respect to any destruction which Landlord may elect to repair under the terms of this Article 9, Tenant hereby waives all rights, if any, to terminate this Lease pursuant to rights otherwise presently or hereafter accorded to tenants under the laws of the state of Texas.
10. EMINENT DOMAIN
     10.01. Total Condemnation. If the whole of the Premises is acquired or condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi public use or purpose (“Condemned”), then the Term shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted as of the date of such termination. Landlord shall thereupon refund to Tenant any prepaid Rent, and Tenant shall pay to Landlord any rent or charges due Landlord under the Lease, each of such payments to be prorated as of the date of termination. Tenant shall immediately notify Landlord of any such occurrence.
     10.02. Partial Condemnation. If any part of the Premises is partially Condemned, and such partial condemnation renders the Premises unusable for the business of the Tenant, as reasonably determined by Landlord, then the Term shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted to the date of termination. If such condemnation is not sufficiently extensive to render the Premises unusable for the business of Tenant as reasonably determined by Landlord, then Landlord shall promptly restore the Premises to a condition comparable to its condition immediately prior to such condemnation less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting the Base Rent shall be appropriately reduced as reasonably determined by Landlord.
     10.03. Landlord’s Award. If the Premises are wholly or partially Condemned, then Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority.
     10.04. Notice and Execution. Landlord shall, immediately upon service of process in connection with any condemnation or potential condemnation, give Tenant notice in writing thereof. Tenant shall immediately execute and deliver to Landlord all instruments that may be required to effectuate the provisions of this Article 10.
11. DEFAULT
     11.01. Events of Default. The occurrence of any of the following events shall, at the election of Landlord, constitute an “Event of Default” on the part of Tenant;
     (a) [Intentionally deleted]
     (b) Payment. Landlord fails to receive any installment of Base Rent, Additional Rent or other monies due and payable hereunder upon the date when said payment is due after a five (5) day cure period following notice from Landlord (it being agreed that if more than two (2) such notices are given during any calendar year, then no further notice shall be required of Landlord, and only a five (5) day grace period shall be afforded to Tenant for any subsequent payment failures during the remainder of the Term);
     (c) Performance. Failure to perform any of Tenant’s covenants, agreements or obligations hereunder (except default in the payment of Rent, Additional Rent or other monies) within twenty (20) days after written notice thereof from Landlord, provided that as to a default which is not susceptible of being cured within such twenty (20) day period, then within sixty (60) days after written notice from Landlord, so long as Tenant commences to cure such failure within such twenty (20) day period and diligently pursues its attempt to cure such failure;

     (d) Assignment. A general assignment by Tenant for the benefit of creditors;
     (e) Bankruptcy. The filing of a voluntary petition by Tenant, or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors, and any such involuntary proceeding not being dismissed within twenty (20) days after filing;
     (f) Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or of this leasehold and any such receiver or custodian not being discharged within twenty (20) days after appointment;
     (g) Insolvency, Dissolution, Etc. Tenant shall become insolvent or unable to pay its debts or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises; or
     (h) Attachment. Attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold.
     (i) Default under Distribution Agreement. Tenant shall be in material default under the Distribution Agreement, which material default Tenant fails to cure within twenty (20) days after written notice thereof from Landlord, provided that as to a material default which is not susceptible of being cured within such twenty (20) day period, then within sixty (60) days after written notice from Landlord, so long as Tenant commences to cure such failure within such twenty (20) day period and diligently pursues its attempt to cure such material default.
     11.02. Landlord’s Remedies.
     (a) Upon the occurrence of any such Event of Default, Landlord shall have the right to pursue any one or more of the following remedies in addition to all other rights or remedies provided herein or at law or in equity:
(i) Without any further notice or demand whatsoever, Tenant shall be obligated to reimburse Landlord for the damages suffered by Landlord as a result of the event of default, plus interest on such amount at the maximum contractual rate which could legally be charged in the event of a loan of such amount to Tenant (but in no event to exceed 1-1/2% per month); and Landlord may pursue a monetary recovery from Tenant.
(ii) Without any further notice or demand whatsoever, Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant’s covenants and obligations under this Lease. In this regard, and without limiting the generality of the immediately preceding sentence, if Tenant deserts or vacates the Premises, Landlord may enter upon and take possession of such Premises in order to protect them from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this Lease, without any obligation to relet; however, if Landlord does, at its sole discretion, elect to relet the Premises, such action by Landlord shall not be deemed as an acceptance of Tenant’s surrender of the Premises.
(iii) Landlord may terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent (including any late charge or interest which may have accrued pursuant to this Lease), enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor. Tenant hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent. In addition, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of any termination effected pursuant to this subsection, said loss and damage to be determined by either of the following alternative measures of damages:
(1) Until Landlord is able, through reasonable efforts, the nature of which efforts shall be at the sole discretion of Landlord, to relet the Premises under terms satisfactory to Landlord in its sole discretion, Tenant shall pay to Landlord on or before the first day of each calendar month the monthly rentals and other charges provided in this Lease. If and after the Premises have been relet by Landlord, Tenant shall pay to Landlord on the twentieth (20th) day of each calendar month the difference between the monthly rentals and other charges provided in this Lease for such calendar month and that actually collected by Landlord for such month. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants for any calendar month in excess of the monthly rentals and other charges provided in this Lease, shall be credited to Tenant in reduction of Tenant’s liability for any calendar month for which the amount collected by Landlord will be less than the monthly rentals and other charges provided in this Lease; but Tenant shall have no right to such excess other than the above-described credit.
(2) When Landlord desires, Landlord may demand a final settlement. Upon demand for a final settlement, Landlord shall have a right to, and Tenant hereby agrees to pay, the difference between the total of all monthly rentals and other charges provided in this Lease for the remainder of the term and the reasonable rental value of the Premises for such period, such difference to be discounted to present value at a rate equal to the rate of interest which is allowed by law in the State of Texas when the parties to a contract have not agreed on any particular rate of interest (or, in the absence of such law, at the rate of six percent (6%) per annum). The parties agree that the foregoing satisfies any duty of mitigation on the part of the Landlord, and the Tenant waives any further duty of mitigation on the part of the Landlord.
(iv) Lessor may alter locks and other security devices at the Premises and prevent Lessee from entering the Premises, in accordance with Section 93.002 of the Texas Property Code, as amended from time to time.
If Landlord elects to exercise any remedy prescribed above, this election shall in no way prejudice Landlord’s right at any time thereafter to cancel said election in favor of any other remedy prescribed above or in other sections of this Lease and any other remedies provided by law. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.
     (b) It is expressly agreed that in determining “the monthly rentals and other charges provided in this Lease,” as that term is used throughout this Section, there shall be added to the Base Monthly Rent a sum equal to the charges for Tax Expenses and Insurance Expenses
     (c) It is further agreed that, in addition to payments required above, Tenant shall reimburse and/or otherwise compensate Landlord for all expenses incurred by Landlord in repossession of the Premises and the enforcement of its rights under this Lease.
     (d) In the event that any one or more provisions of this Lease authorizes Landlord to enter the Premises, Landlord is entitled and is hereby authorized, without any notice to Tenant, to enter upon the Premises by use of a duplicate key, a master key, a locksmith’s entry procedures or any other means not involving personal confrontation, and to alter or change the door locks on all entry doors of the Premises, thereby permanently excluding Tenant. In such event Landlord shall not be obligated to place any written notice on the Premises explaining Landlord’s action; moreover, if a reason for Landlord’s action is the failure of Tenant to pay any one or more rentals when due pursuant to this Lease, Landlord shall not be required to provide the new key (if any) to Tenant until and unless all rental defaults of Tenant have been fully cured.
12. ASSIGNMENT AND SUBLETTING.
     12.01 Assignment by Tenant. Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer Tenant’s interest in or under this Lease, in whole or in part, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises, without the prior written consent of Landlord in each instance, which consent may be granted or withheld in Landlord’s sole discretion. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant’s obligation to pay Rent hereunder. Any purported assignment or subletting contrary to the provisions hereof without consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. As Additional Rent hereunder, Tenant shall reimburse Landlord for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. If Tenant is a corporation, partnership or other entity and if at any time during the term of this lease the person or entity owning a majority of either the outstanding voting rights or the outstanding ownership interests of Tenant at the time of the execution of this lease cease to own a majority of such voting rights or ownership interests or otherwise lose control, then such loss of a majority of such voting rights or ownership interests or control is deemed to be an assignment of this lease by Tenant and, therefore, subject in all respects to the provisions of this Section 12. The previous sentence does not apply, however, if at the time of the execution of this lease, Tenant is a corporation and the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market.
     12.02. Release. Landlord shall have the right at any time to convey all or any portion of its interest in the Premises. Whenever Landlord conveys any interest in the Premises, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of said release shall be the date the assignee executes an assumption of such an assignment whereby the assignee expressly agrees to assume all of Landlord’s obligations, duties, responsibilities and liabilities with respect to this Lease. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Article 12.02
13. ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION
     13.01. Estoppel Certificate. Within ten (10) days after request therefor by Landlord, Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, and to Landlord, certifying (if such be the case) as follows: (i) that to Tenant’s best knowledge, there is no outstanding and uncured Event of Default under this Lease, and that this Lease is in full force and effect; (ii) that no modifications have been made in this Lease since the original execution of the same or, if there have been modifications, stating the modifications; (iii) the expiration date of this Lease; (iv) the date through which rent has been paid; (v) that Tenant has no claims, defenses or offsets to any action for collection of rents thereafter accruing under this Lease; and (vi) no more than one month’s Monthly Base

Rent has been paid in advance. In addition, such certificate shall contain such other information as Landlord may reasonably require. Tenant hereby acknowledges that prospective purchasers or encumbrancers of the Premises may incur obligations or extend credit in reliance upon the representations of Tenant contained in such statement.
     13.02. Attornment. Tenant shall (i) in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by the Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or (ii) in the event of termination of a ground lease, if any, or (iii) in the event of a sale or conveyance by Landlord of all or any part of the Premises, and if so requested, attorn to the purchaser upon such foreclosure, sale or conveyance, or upon any grant of a deed in lieu of foreclosure, and recognize such purchaser as the Landlord under this Lease.
     13.03. Subordination. The rights of Tenant hereunder are and shall be, at the election of the mortgagee, subject and subordinate to the lien of such mortgage, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof; provided, however, that notwithstanding such subordination, so long as Tenant is not in default under any of the terms, covenants and conditions of this Lease, neither this Lease nor any of the rights of Tenant hereunder shall be terminated or subject to termination by any trustee’s sale, any action to enforce the security, or by any proceeding or action in foreclosure. If requested, Tenant agrees to execute whatever documentation may be required to further effect the provisions of this Article within seven (7) days after receipt by Tenant of such request.
14. NOTICES. All notices required to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, to the appropriate address indicated below or at such other place or places as either Landlord or Tenant may, from time to time, respectively, designate in a written notice given to the other. Notices shall be deemed sufficiently served, whether actually received or not, on the date of mailing thereof in accordance with the foregoing provisions.
To Landlord: At the Landlord’s Address specified in Article 1.01 hereof.
To Tenant: At the Tenant’s Address, as specified in Article 1.01 hereof, or at the address of the Premises.
15. SUCCESSORS BOUND. Subject to the provisions of Article 12, Tenant may not assign this Lease or any interest herein without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion. Subject to the foregoing, this Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and legal representatives and their respective assigns, subject to the provisions hereof. Whenever in this Lease a reference is made to the Landlord, such reference shall be deemed to refer to the person in whom the interest of the Landlord shall be vested, and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Premises. Any successor or assignee of the Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing herein contained shall be deemed in any manner to give a right of assignment to Tenant without the written consent of Landlord.
16. MISCELLANEOUS
     16.01. Waiver. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.
     16.02. Easements. Landlord reserves the right to (i) alter the boundaries of the Premises and (ii) grant easements on the Premises and dedicate for public use portions thereof without Tenant’s consent; provided, however, that no such grant or dedication shall materially interfere with Tenant’s use of the Premises and that if such boundary change or easement shall materially reduce or impair Tenant’s use of the Premises, the Base Rent shall be adjusted equitably. From time to time, and upon Landlord’s demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant’s covenants hereunder.
     16.03. No Light, Air or View Easement. Any diminution or shutting off of light, air or view to the Premises by any structure which may be erected on lands adjacent to or in the vicinity of or within the Building shall in no way affect this Lease or impose any liability on Landlord.
     16.04. Corporate or Partnership Authority. Each of the persons executing this Lease on behalf of Tenant hereby covenants and warrants that: (a) Tenant is a duly authorized and existing corporation; (b) Tenant is qualified to do business in the state of Texas; (c) Tenant has full right and authority to enter into this Lease; (d) each of the persons executing this Lease on behalf of Tenant is authorized to do so; and (e) this Lease constitutes a valid and legally binding obligation of Tenant, enforceable in accordance with its terms.
     (b) If Tenant executes this Lease as a partnership or joint venture, each of the persons executing this Lease on behalf of Tenant hereby covenants and warrants that: (i) Tenant is a duly authorized and existing partnership or joint venture; (ii) Tenant is qualified to do business in the State of Texas; (iii) Tenant has full right and authority to enter into this Lease; (iv) each of the persons executing this Lease on behalf of Tenant is authorized to do so; and (v) this Lease constitutes a valid and legally binding obligation of Tenant, enforceable in accordance with its terms.
     (c) Tenant acknowledges that, prior to the execution of this Lease, Tenant has delivered to Landlord such documentation as may be required by Landlord to evidence the matters referenced in parts (a) and (b) above of this Article 16.04, including without limitation corporate or partnership resolutions. Tenant further represents and warrants that all such documentation is true and correct in all material respects.
     16.05. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or available at law or in equity.
     16.06. Limitation of Landlord’s Liability. The obligations of Landlord under this Lease shall not constitute personal obligations of the Landlord; Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease; and Tenant shall not seek personal recourse against Landlord for such satisfaction.
     16.07. Time. Time is of the essence of every provision hereof.
     16.08. Attorneys’ Fees. In any action or proceeding which the Landlord or the Tenant may be required to prosecute to enforce its respective rights hereunder, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees to be fixed by the court, and said costs and attorneys’ fees shall be made a part of the judgment in said action. In any situation in which a dispute is settled other than by action or proceeding, Tenant shall pay all Landlord’s costs and attorneys’ fees relating thereto.
     16.09.Captions and Article Numbers. The captions, article numbers and table of contents appearing in this

Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.
     16.10. Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     16.11. Applicable Law. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the state of Texas.
     16.12. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, condition and repair, except for reasonable wear and tear or as otherwise provided herein, and Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises. Any of Tenant’s personal property that is not removed from the Premises prior to the date of termination of this Lease shall become the property of Landlord. Landlord may cause any of said personal property that is not removed from the Premises within thirty (30) days after the date of any termination of this Lease to be removed from the Premises and stored at Tenant’s expense, or, at Landlord’s election said personal property thereafter shall belong to Landlord without the payment of any consideration, subject to the rights of any person holding a perfected security interest therein.
     16.13. No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance.
     16.14. Broker. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that it knows of no other real estate broker or agent who is entitled to any commission or finder’s fee in connection with this Lease. Tenant agrees to indemnify Landlord, defend by counsel acceptable to Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant’s dealings with any real estate broker or agent.
     Landlord warrants that, except for The Staubach Company, who represents Landlord in connection with this transaction, it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that it knows of no other real estate broker or agent who is entitled to any commission or finder’s fee in connection with this Lease. Landlord agrees to indemnify Tenant, defend by counsel acceptable to Tenant and hold Tenant harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Landlord’s dealings with any real estate broker or agent.
     16.15. Landlord’s Right to Perform. Upon Tenant’s failure to perform any obligation of Tenant hereunder, including without limitation, payment of Tenant’s insurance premiums, and charges of contractors who have supplied materials or labor to the Premises, Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties. Tenant shall reimburse Landlord the reasonable cost of Landlord’s performing such obligation on Tenant’s behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the maximum rate permitted by law, as Additional Rent.
     16.16. Nonliability. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the interruption of use of the Premises as a result of the routine installation of any equipment in connection with the Premises or Building or (ii) any failure to furnish or delay in furnishing any services required to be provided by Landlord when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services. If Landlord is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor disputes, or any cause whatsoever beyond Landlord’s reasonable control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any obligation by Landlord.
     16.17. [Intentionally deleted]
     16.18. Landlord’s Right to Terminate Upon Abandonment. Tenant shall have the right to cease doing business in the Premises, so long as (a) Tenant delivers written notice of its intent to cease business no later than ninety (90) days prior to its ceasing business, (b) Tenant continues to comply with all other terms and conditions of the Lease, including, without limitation, the payment of Base Rent and Additional Rent, (c) Tenant shall pay to Landlord any expenses incurred by Landlord as a result of Tenant’s cessation of doing business in the Premises, such as increases in insurance premiums, and (d) Tenant shall take all reasonable precautions to secure the Premises. At any time when Tenant has exercised its right to cease doing business in the Premises, Landlord shall have the right, upon written notice to Tenant, to recapture the Premises, and upon delivery of such written notice to Tenant, this Lease shall terminate (other than any obligations of the parties which have accrued prior to such date or which by the terms hereof survive the termination or expiration of this Lease).
     16.19. Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the prior written consent of the other; provided, that Landlord and Tenant shall cooperate to record a reasonable short-form memorandum giving notice of the existence of this Lease and the Term hereof, at Tenant’s sole cost and expense. Tenant shall, at its sole cost and expense, prepare and record a termination of such memorandum upon the expiration or earlier termination of this Lease.
     16.20. Entire Agreement. This Lease, including any Exhibits and Riders attached hereto, sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant. EXCEPT FOR THE MATTERS EXPRESSLY SET FORTH IN THIS LEASE AND EXCEPT WITH RESPECT TO THE TRANSACTION DOCUMENTS DESCRIBED HEREIN, TENANT ACKNOWLEDGES AND AGREES THAT (A) NEITHER LANDLORD NOR ANY PARTY ACTING ON LANDLORD’S BEHALF HAS MADE ANY AGREEMENT, REPRESENTATION, WARRANTY, COMMITMENT OR STATEMENT IN ANY WAY PERTAINING TO THE PREMISES, (B), TENANT HAS NOT RELIED UPON ANY AGREEMENT, REPRESENTATION, WARRANTY, COMMITMENT OR STATEMENT IN MADE OR PURPORTEDLY MADE BY OR ON BEHALF OF LANDLORD WITH RESPECT TO THE PREMISES, AND (C) TENANT HAS RELIED SOLELY UPON TENANT’S OWN EVALUATIONS, EXAMINATIONS, STUDIES, REPORTS, AND INFORMATION WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS LEASE.
     16.21. Tenant’s Notice to Landlord of Default. Should Landlord be in default under any of the terms of this Lease, Tenant shall give Landlord prompt written notice thereof in the manner specified herein, and Tenant shall allow Landlord a reasonable length of time in which to cure such default, which time shall not in any event be less than thirty (30) days from the date of such notice.

     16.22. Test Kitchen. Notwithstanding anything to the foregoing in this Lease, Landlord shall have the ongoing right to access, utilize and use the existing test kitchen located within the Premises without cost to Landlord, except as set forth in this Section 16.22. Within a reasonable time after the Commencement Date, Landlord shall have the test kitchen separately metered for electricity, and such the utility costs for the test kitchen during Landlord’s usage of the same shall be at Landlord’s sole expense. The right of Landlord to use the kitchen shall continue for such time as Pizza Inn, Inc. is the occupant of the office space adjacent to the Premises.
     16.23. Special Condition. Notwithstanding anything to the contrary contained in this Lease, on or before October 16, 2006, Landlord shall either (i) confirm to Tenant in writing its ability to deliver good title to the Racking System (as defined in the Purchase Agreement) to Tenant as contemplated in the Purchase Agreement, or (ii) propose to Tenant in writing an alternate plan for the Racking System, which must (1) furnish Tenant with the use of the Racking System for the entire Term, (2) include the consent of the lessor of the Racking System, (3) provide for Landlord’s payment of all lease, license, rental or other costs or fees relating to obtaining use and possession of the Racking System for Tenant during the continuation of such alternate plan, and (4) be otherwise reasonable acceptable to Tenant. If an alternate plan is proposed, Tenant shall have ten (10) days after receipt of such notice to accept such alternate plan in writing. If Tenant accepts such alternate plan in writing, then (a) Landlord will implement such alternate plan, (b) Landlord will indemnify Tenant against loss, cost or damage suffered by Tenant if Tenant is dispossessed of the Racking System during the Term, or if Tenant’s use of the Racking System is materially interfered with during the Term, (c) Tenant will have the option to terminate this Lease and/or the Distribution Agreement upon such dispossession or material interference, and (d) Tenant will have the option to require Landlord to continue to pursue the purchase and transfer of the Racking System to Tenant as contemplated by the Purchase Agreement.
     In the event that (i) Landlord fails to confirm transfer of the Racking System to Tenant or fails to propose an alternate plan meeting the conditions above, or (ii) Tenant fails to accept such alternate plan as described above, or (iii) Tenant otherwise does not have title to or possession and use of the Racking System as of November 1, 2006, then Tenant shall have the right to terminate this Lease by giving written notice (which may be given by fax, email or any other reasonable means) to Landlord on or before November 1, 2006, whereafter all such rights to terminate shall expire.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

“LANDLORD”

PIZZA INN, INC.
a Missouri corporation

By:	/s/ Timothy P. Taft
Name:	Timothy P. Taft
Title:	President / CEO

“TENANT”

THE SYGMA NETWORK, INC.,
a Delaware corporation

By:	/s/ Ronald H. Epple, Sr V.P.
Name:	Ronald H. Epple
Title:	Sr V.P. & CFO

Exhibit A
Premises/Property Drawing

Warehouse Area
N 00°23'40" W 1067.26'
N 28°57'36" E
135.43'
Ex. 6' Masonry Dumpster Enclosure
Ex. 6' Masonry Screen
Ex. Pole Lighting Typ.
Ex. Fire Lane
Ex. Wall Lighting Typ.
Existing Warehouse
Existing Office
Exist. 5' Sidewalk Adjacent To R.O.W. Typ.
PLANO PARKWAY
100' R.O.W.
450.00'
S 89°22'46" W
562.00'
Proposed Outside Truck Storage
Ex. Covered Parking (30 Sp.)
Wall Lighting Typ.
N 00°23'40" W 931.31'
S 00°23'40" E 931.31'
Mutual Access Easement (By Sep. Instr.) Vol. , Pg.
Ex. 10' Utility Easement

SHEET 1 OF 1

AMENDED SITE PLAN

PIZZA INN CORPORATE